UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2013, John A. Kocur notified the board of directors (the “Board”) of Apache Corporation (the “Company”) of his intention to retire from his position as a director of the Company, effective as of October 1, 2013. Mr. Kocur is a member of the Corporate Governance and Nominating Committee and the Management Development and Compensation Committee. Also, he served as the chairman of the Executive Committee until it was eliminated by the Board in May 2013. In the letter notifying the Company of his retirement, Mr. Kocur indicated that he did not have any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices. Mr. Kocur has served on the Board since 1977.

Also on July 18, 2013, the Board appointed Mr. John E. Lowe as a new director. The Board has not yet determined the committee to which Mr. Lowe will be appointed. On July 19, 2013, the Company issued a press release announcing this appointment, a copy of which is filed herewith as Exhibit 99.1.

For his service, Mr. Lowe will receive compensation that is commensurate with that received by the Company’s other non-employee directors, although the annual retainer will be pro-rated to reflect his length of service in 2013. The description of such compensatory arrangements under the caption “Director Compensation” in the Company’s definitive proxy statement, filed with the SEC on April 3, 2013, and as modified by the Board on May 16, 2013, as described in the Company’s Form 8-K filed with the SEC on May 17, 2013, is incorporated by reference herein.

Mr. Lowe has (i) no arrangements or understandings with any other person pursuant to which he was elected for the position described above, and (ii) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Lowe is a member of the board of directors for Phillips 66 and Agrium Inc. Previously, he held a series of executive positions with ConocoPhillips, including executive vice president, Exploration & Production; executive vice president, Commercial; and executive vice president, Planning, Strategy, and Corporate Affairs. He is a former board member of Chevron Phillips Chemical Co. LLC, DCP Midstream LLC, and DCP Midstream GP, LLC, the general partner of DCP Midstream Partners LP. Mr. Lowe has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Apache Corporation, dated July 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: July 19, 2013	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Apache Corporation, dated July 19, 2013.